United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 28, 2007

Digital Imaging Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10176	22-2306487

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Madison Avenue, Morristown, New Jersey 07960

(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 538-2247

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

         Section 1.    Registrant’s Business and Operations

Item 1.01.   Entry Into a Material Definitive Agreement

        On November 28, 2007, the Registrant’s Board of Directors approved and adopted for execution a form of Indemnification Agreement with each of the Registrant’s officers and Directors. The Indemnification Agreement provides that the Registrant shall indemnify its officers and Directors who are or are threatened to become a party or witness in any threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative by reason of their position with the Registrant or any subsidiary of the Registrant. Such persons are indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such persons conduct was unlawful. Such indemnification includes actions or proceedings against the person directly or by or brought in the right of the Registrant.

        For a more complete statement of the terms of the Indemnification Agreements, see Exhibit 9.01 of Item 9.01 of this Current Report.

         Section 5.   Corporate Governance and Management

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

        On November 28, 2007, the Registrant’s Board of Directors adopted the Second Restated and Amended Bylaws of this Corporation. The Second Restated and Amended Bylaws restate, amend and replace in their entirety the previous Bylaws of the Registrant that had been adopted in 1979.

        The Second Restated and Amended Bylaws are filed as Exhibit 9.02 of Item 9.01 of this Current Report.

         Section 9.   Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

Exhibits
9.01	Form of Indemnification Agreement approved by Registrant's Board of Directors on November 28, 2007
9.02	Second Restated and Amended Bylaws adopted by Registrant's Board of Directors on November 28, 2007

Signatures

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Imaging Resources Inc.

Dated: December 4, 2007	By:	/s/ Maureen J. Cowell

Maureen J. Cowell Vice President